                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           American Telecasting, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           AMERICAN TELECASTING, INC.
                       5575 TECH CENTER DRIVE, SUITE 300
                        COLORADO SPRINGS, COLORADO 80919

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

To the Stockholders of American Telecasting, Inc.:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of American Telecasting, Inc. (the "Company"), will be held on Thursday, April 23, 1998, at 10:00 a.m., Mountain Time, at the Marriott Hotel, 5580 Tech Center Drive, Colorado Springs, Colorado 80919, to consider and act upon the following matters:

I.   to elect six directors for the ensuing year;

II. to approve the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998; and

III. to transact such other business as may properly come before the meeting.

     In accordance with Delaware law, a list of the Company's stockholders entitled to vote at the meeting will be available for examination at the Company's headquarters for ten business days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., Mountain Time, and at the meeting, during the entire time thereof.

     Accompanying this notice is a Proxy and Proxy Statement and a copy of the Company's Annual Report for the year ended December 31, 1997. Whether or not you expect to be present at the meeting, please sign and date the Proxy and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. The Proxy may be revoked at any time prior to the time that it is voted at the meeting. Only stockholders of record at the close of business on March 6, 1998 will be entitled to vote at the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ ROBERT D. HOSTETLER

                                            ROBERT D. HOSTETLER
                                            President and Chief Executive
                                            Officer

March 27, 1998

                           AMERICAN TELECASTING, INC.
                       5575 TECH CENTER DRIVE, SUITE 300
                        COLORADO SPRINGS, COLORADO 80919

                             ---------------------

                                PROXY STATEMENT

                                    FOR THE

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1998
                             ---------------------

     This Proxy Statement is being furnished to the stockholders of American Telecasting, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for the 1998 Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Thursday, April 23, 1998 at the Marriott Hotel, 5580 Tech Center Drive, Colorado Springs, Colorado 80919, at 10:00 a.m., Mountain Time.

     This Proxy Statement and the accompanying proxy card are being sent to stockholders on or about March 30, 1998. The Annual Report of the Company for the fiscal year ended December 31, 1997, is being mailed to stockholders with this Proxy Statement and the accompanying proxy card.

                                     VOTING

GENERAL

     Only holders of record of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), as of the close of business on March 6, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, 25,743,607 shares of Class A Common Stock were issued and outstanding. Each share of Class A Common Stock outstanding on the record date is entitled to one vote on each matter submitted to the stockholders.

     The presence in person or by proxy of the holders of a majority of the shares of Class A Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a plurality of the shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat is required for approval of all other items being submitted to the stockholders for their consideration. Donald R. DePriest, Chairman of the Board of the Company, controls directly or indirectly approximately 19.1% of the Company's outstanding Class A Common Stock, including the approximately 8.6% held of record by MCT Investors, L.P. ("MCT"). Mr. DePriest has indicated his intention to vote FOR the election to the Board of Directors of the individuals named as nominees herein, and FOR the appointment of Arthur Andersen LLP as independent auditors of the Company.

     An automated system administered by the Company's transfer agent will tabulate the votes. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("Broker Non-Votes") will be counted to determine whether a quorum is present. With respect to all matters submitted to the stockholders for their consideration, abstentions will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have received the requisite number of favorable votes, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas Broker Non-Votes will have no effect in determining whether any given proposal has been approved by the stockholders.

VOTING BY PROXY

     With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to all other proposals being submitted to the stockholders for their consideration, stockholders may (i) vote "for" such proposal, (ii) vote "against" such proposal, or (iii) abstain from voting on such proposal. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS, AND "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS. Management knows of no other matters that may come before the meeting for consideration by the stockholders. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

     Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder's behalf at the meeting.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone. Directors, officers and employees will receive no additional compensation for such solicitation. The Company has retained Georgeson & Company, Inc., a proxy solicitation firm, to assist in the solicitation of proxies at a fee of approximately $7,500 plus reimbursement of out-of-pocket costs. All expenses incurred in connection with the solicitation of proxies (including the cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material which may be furnished to stockholders) will be borne by the Company. Brokerage firms, nominees, custodians and other fiduciaries may be requested to forward proxy materials to the beneficial owners of shares held of record by them, and will be reimbursed for their expenses incurred in connection therewith.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Class A Common Stock at March 6, 1998 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock, (ii) each director or nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each such person (alone or with family members) has sole voting and dispositive power of the shares listed opposite such person's name. The address of MCT is 625 Slaters Lane, Suite G-100, Alexandria, Virginia, 22314. The address of CFW Communications Company ("CFW") is 401 Spring Lane, Suite 300, Waynesboro, Virginia 22980.

                                                              AMOUNT AND NATURE OF    PERCENT
                            NAME                              BENEFICIAL OWNERSHIP    OF CLASS
                            ----                              --------------------    --------
MCT Investors, L.P.(1)......................................       2,213,648             8.6%
CFW Communications Company(2)...............................       1,486,434             5.8%
James S. Quarforth(3).......................................           5,570               *
Donald R. DePriest(4).......................................       4,924,135            19.1%
Richard F. Seney(5).........................................         117,250               *
Robert D. Hostetler(6)......................................         502,975             1.9%
Carl A. Rosberg(7)..........................................           2,900               *
Mitchell R. Hauser..........................................           2,418               *
David K. Sentman(8).........................................          33,334               *
John B. Suranyi(9)..........................................          29,052               *
Terry J. Holmes(10).........................................          36,650               *
Paul E. Beckelheimer(11)....................................           7,691               *
All current directors and executive officers as a group (10
  persons)..................................................       5,661,975            21.9%

---------------

  *  Less than one percent

 (1) Consists solely of 2,213,648 shares which are held of record by MCT but owned beneficially by Donald R. DePriest. Mr. DePriest is the Chairman of the Board, President and sole stockholder of MedCom Development Corporation ("MedCom"), which is the sole general partner of MCT. Mr. DePriest has sole voting and investment power with respect to these shares, which power is exercised through MedCom and MCT. MCT disclaims beneficial ownership with respect to these shares.

 (2) Includes 74,322 shares owned by CFW Communications Foundation, a Virginia non-stock corporation. Seven of nine directors of CFW are also directors of CFW Communications Foundation.

 (3) Includes 20 shares owned by Mr. Quarforth's minor children, of which Mr. Quarforth disclaims beneficial ownership. Excludes 1,486,434 shares owned beneficially by CFW, of which Mr. Quarforth disclaims beneficial ownership. Mr. Quarforth is President and Chief Executive Officer of CFW.

 (4) Includes 2,213,648 shares held of record by MCT over which Mr. DePriest has sole voting and investment power, 41,058 shares held of record by MedCom over which Mr. DePriest has sole voting and investment power, and 2,645,236 shares held directly by Mr. DePriest. See Note 1 above. Also includes 24,193 shares held of record by CD Partners ("CD Partners"), a general partnership of which Mr. DePriest is a 50% partner, over which Mr. DePriest has shared voting and investment power. Mr. DePriest disclaims beneficial ownership over all shares held by MCT and CD Partners, except to the extent of Mr. DePriest's pro rata interest in the profits and losses of MCT and CD Partners, respectively.

 (5) Excludes 2,213,648 shares held by MCT, of which Mr. Seney disclaims beneficial ownership. Mr. Seney is Vice President and General Manager of MedCom, the sole general partner of MCT.

 (6) Includes the right to acquire 55,000 shares of Class A Common Stock within 60 days upon the exercise of outstanding stock options.

 (7) Excludes 1,486,434 shares owned beneficially by CFW, of which Mr. Rosberg disclaims beneficial ownership. Mr. Rosberg is Senior Vice President and a director of CFW.

 (8) Includes the right to acquire 33,334 shares of Class A Common Stock within 60 days upon the exercise of outstanding stock options.

 (9) Includes the right to acquire 28,334 shares of Class A Common Stock within 60 days upon the exercise of outstanding stock options.

(10) Includes the right to acquire 23,334 shares of Class A Common Stock within 60 days upon the exercise of outstanding stock options.

(11) Includes the right to acquire 7,500 shares of Class A Common Stock within 60 days upon the exercise of outstanding stock options.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Each director of the Company is elected to serve until the next annual meeting of the stockholders or until his successor is duly elected and qualified. The Board of Directors has nominated the six persons named below to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. All nominees are currently members of the Board.

     Each of the nominees has consented to serve on the Board of Directors until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. If any of the nominees should be unable to serve for any reason (which management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

     The affirmative vote of the holders of a plurality of the shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED HEREIN (ITEM NO. 1 ON THE ENCLOSED PROXY CARD).

     The following table sets forth certain biographical information as of March 6, 1998 about each of the individuals nominated for election as a Director of the Company. Information with respect to the number of shares of the Company's Class A Common Stock beneficially owned by each of the nominees, directly or indirectly, as of March 6, 1998, appears on page 3 of this Proxy Statement.

         NAME AND AGE            DIRECTOR SINCE:      PRINCIPAL OCCUPATION AND OTHER INFORMATION
         ------------            ---------------      ------------------------------------------
Donald R. DePriest (58)........  December 1988    Chairman of the Board of Directors of the Company
                                                  since March 1990; President of the Company from
                                                  1988 through March 1990; Chairman of the Board of
                                                  Directors, President and sole stockholder of
                                                  MedCom, the sole general partner of MCT, an
                                                  investment partnership specializing in the
                                                  communications and health care industries and the
                                                  Company's largest stockholder; also a limited
                                                  partner of MCT; Chairman of the Board and
                                                  President of Boundary Healthcare Products
                                                  Corporation, a hospital products manufacturer,
                                                  from 1987 through its sale to Maxxim Medical, Inc.
                                                  ("Maxxim") in December 1992; Director of Maxxim, a
                                                  publicly traded hospital products manufacturer,
                                                  since December 1992.

         NAME AND AGE            DIRECTOR SINCE:      PRINCIPAL OCCUPATION AND OTHER INFORMATION
         ------------            ---------------      ------------------------------------------
Richard F. Seney (43)..........  March 1990       Vice Chairman of the Board of Directors of the
                                                  Company since October 1993; Secretary of the
                                                  Company since 1988; Treasurer of the Company from
                                                  1988 to March 1994; Vice President and General
                                                  Manager of MedCom since 1987; limited partner of
                                                  MCT.

Robert D. Hostetler (56).......  March 1994       President and Chief Executive Officer of the
                                                  Company since January 1996; Vice
                                                  President -- Development of the Company from
                                                  January 1995 through December 1995; Director of
                                                  Mergers and Acquisitions of the Company from
                                                  December 1993 through December 1994; served as
                                                  director and/or officer of several entities
                                                  engaged in the business of constructing and
                                                  operating wireless cable television systems,
                                                  certain of which were acquired by the Company in
                                                  December 1993 (the "Choice TV Group") from 1988 to
                                                  1993.

Mitchell R. Hauser (38)........  October 1993     President and Chief Executive Officer of WJG
                                                  Maritel, a marine telecommunications company,
                                                  since July 1996; Associate of MCT Investors from
                                                  early 1994 through July 1996; Vice President of
                                                  Granite Capital, an investment manager, from
                                                  August 1990 to September 1993; limited partner of
                                                  MCT.

James R. Quarforth (43)........  January 1991     President, Chief Executive Officer and Director of
                                                  CFW, a publicly traded telecommunications company;
                                                  has served in various capacities with CFW since
                                                  1984, including Executive Vice
                                                  President -- Operations, Vice President --
                                                  Administration and Controller; currently a
                                                  Director of Virginia Financial Corporation, a
                                                  publicly traded bank.

Carl A. Rosberg (45)...........  April 1994       Senior Vice President and Director of CFW; has
                                                  served in various capacities with CFW since 1988,
                                                  including Vice President -- Administration and
                                                  Senior Vice President -- Operations.

PENDING LITIGATION INVOLVING CERTAIN EXECUTIVE OFFICERS AND A DIRECTOR OF THE COMPANY

     On or about February 17, 1994, a complaint (the "Complaint") was filed by Fresno Telsat, Inc. ("FTI"), the 35% general partner of Fresno MMDS Associates (the "Fresno Partnership") which operates the Company's Fresno, Merced and Visalia wireless cable systems, in the Superior Court of the State of California for the County of Monterey against Robert D. Hostetler, Terry J. Holmes, the Company, and certain other named and unnamed defendants. From 1989 through June 10, 1993, Mr. Hostetler was a member of the Board of Directors and President of FTI. Mr. Hostetler and his wife currently own 28% of the outstanding capital stock of FTI. Mr. Hostetler has been employed by the Company since December 10, 1993 and became a director of the Company on March 22, 1994. Mr. Hostetler became President and Chief Executive Officer of the Company in January 1996. From 1991 until June 1995, Mr. Holmes was General Manager of the Fresno Partnership. He is currently Managing Director of the Fresno Partnership. Mr. Holmes has been employed by the Company since June 1995, and became Vice President -- Operations of the Company in January 1996. The Complaint alleges that, while he was a director and employee of FTI, Mr. Hostetler engaged in wrongful conduct, including misappropriation of corporate opportunity, fraud and unfair competition by exploiting business opportunities that were the property of FTI. The Complaint also alleges that Mr. Holmes engaged in a misappropriation of corporate opportunities belonging to FTI. The Complaint further alleges that all defendants, including the Company, participated in a conspiracy to misappropriate corporate opportunities belonging to FTI and that the Company and the unnamed defendants engaged in wrongful interference with fiduciary relationship by intentionally causing Mr. Hostetler to breach his fiduciary duty to FTI and causing Mr. Hostetler to wrongfully transfer FTI's corporate opportunities to the Company.

     On August 28, 1996, ATI filed a Cross-Complaint (the "Cross-Complaint") against FTI and certain of its officers and directors (the "Cross-Defendants"). The Cross-Complaint alleges that the Cross-Defendants have engaged in a violation of Section 26-1-8-401 of the Indiana Code, conversion, conspiracy, and breach of trust by failing to acknowledge and record ATI's ownership of approximately 7% of FTI's capital stock purchased by ATI from a former shareholder of FTI, and continuing to represent that FTI qualifies for Subchapter S status under the Internal Revenue Code. The Cross-Complaint seeks specific performance of the transfer of shares to ATI, compensatory damages, punitive damages, an injunction against any further actions by the Cross-Defendants in breach of trust or with the effect of dissipating and diverting the property and assets of FTI, and the appointment of a receiver to handle the affairs of FTI during the pendency of the FTI proceeding.

     On or about February 24, 1997, the Company and Mr. Holmes each filed a motion for summary judgment seeking dismissal of the claims in the Complaint relating to an alleged conspiracy to misappropriate corporate opportunities of FTI. On or about March 5, 1997, FTI filed a motion for leave to amend the Complaint to add allegations that ATI aided and abetted Mr. Hostetler's misappropriation of corporate opportunity and that all defendants wrongfully interfered with FTI's prospective business opportunities. On June 11, 1997, the Court granted the Company's motion to dismiss the conspiracy claims against the Company. Also on June 11, 1997, the Court (1) allowed FTI to amend its complaint to assert a claim for unfair competition according to Section 17200 of the California Business and Professions Code, and (2) refused to permit FTI to amend the Complaint to allege against the Company either aiding and abetting or tortious interference with prospective business opportunities. On July 23, 1997, the Company filed a demurrer to dismiss the unfair competition claim against the Company. On August 13, 1997, the Company filed a motion for judgment on the claim for interference with fiduciary relationship. FTI stipulated to the Company's demurrer and filed its Second Amended Complaint on or about September 15, 1997.

     The trial began on February 2, 1998. On March 12, 1998, the jury returned a verdict. The verdict essentially concluded that the defendants Hostetler and Holmes engaged in no wrongful conduct as alleged by the plaintiff. Because the plaintiff's claims against the Company must be resolved by the Court, rather than the jury, that verdict does not yet constitute a conclusive determination in favor of the Company. The Court intends imminently to convene a conference to address all remaining issues and enter judgment. On advice of counsel, the Company believes that the Court will enter judgment for all three defendants, including the Company, on all of the plaintiff's claims because the jury's determination that neither Mr. Hostetler nor Mr. Holmes engaged in wrongful conduct relating to any of the disputed issues or property eliminates any basis for the Court to conclude that that the Company wrongfully acquired any of those properties, as alleged by the plaintiff. Although the plaintiff has a right to appeal after judgment is entered, management believes, on the advice of counsel, that the jury verdict and the anticipated determination and judgment by the Court in favor of all three defendants will survive appeal. Thus, ultimately this matter is not expected to have a material impact on the Company's business, financial position or future results of operations. The Company's Cross-Claim against FTI, filed on August 28, 1996, remains unresolved.

                   ORGANIZATION AND REMUNERATION OF THE BOARD

     The Board of Directors has an Audit Committee, a Compensation Committee, and an Executive Committee.

     The Audit Committee oversees the audit of the Company's accounts through independent accountants whom it recommends for selection by the Board of Directors. The Audit Committee is also responsible for reviewing the adequacy of the Company's system of internal accounting controls and the scope and results of the Company's procedures for internal auditing. The Audit Committee is authorized to direct and supervise such special investigations as it may deem appropriate. The Audit Committee held three meetings during fiscal year 1997. The current members of the Audit Committee are Mr. Quarforth, Mr. Rosberg and Mr. Seney.

     The Compensation Committee monitors and recommends the compensation to be paid to management of the Company. The Compensation Committee's responsibilities include formulating the Company's compensation philosophy, establishing the policies, standards and objectives upon which compensation decisions are based, and making recommendations to the Board of Directors regarding the cash compensation to be paid to executive officers and other employees. The Compensation Committee also makes recommendations to the Board of Directors regarding option grants under the Company's stock option plan and reviews and revises all of the Company's plans that are intended to qualify under Section 401 of the Internal Revenue Code. The Compensation Committee members communicate with each other from time to time in person and by telephone and act on matters by way of a formal meeting or by unanimous written consent. The Compensation Committee held one meeting during fiscal year 1997. The current members of the Compensation Committee are Mr. DePriest, Mr. Quarforth and Mr. Seney.

     The Executive Committee has the authority to exercise all the powers and authority of the Board of Directors in the management and business of the Company during the interval between regular meetings of the Board of Directors, subject to certain limitations imposed by law, the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, or by resolution of the Board of Directors. The Executive Committee also has the power to authorize the issuance of the Company's Common Stock. The Executive Committee members communicate with each other from time to time by telephone or in person and act on matters by means of a formal meeting or by unanimous written consent. The Executive Committee did not meet during fiscal year 1997. The members of the Executive Committee are Mr. DePriest, Mr. Hostetler, Mr. Quarforth and Mr. Seney.

     The Company's Board of Directors held five meetings during the fiscal year ended December 31, 1997, and also acted from time to time by unanimous written consent. Each director attended at least 75% of all meetings of the entire Board and the committees on which he served.

     Directors do not receive compensation for service on the Board of Directors or any committee thereof but are reimbursed for their out-of-pocket expenses incurred in connection with attending Board meetings. Directors, as such, do not participate in any executive compensation plans.

        COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the annual salary, bonus and other compensation for each of the last three fiscal years awarded to or earned by the Company's chief executive officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                              COMPENSATION AWARDS
                                                              -------------------
                                                                  SECURITIES
                                                                  UNDERLYING              ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR    SALARY     BONUS         OPTIONS(#)(1)           COMPENSATION
 ---------------------------    ----   --------   -------        -------------           ------------
Robert D. Hostetler, President  1997   $210,790   $30,000(2)        30,000(3)              $ 3,800(4)
  and Chief Executive Officer   1996    190,000    60,000(5)        75,000(6)               71,416(7)(8)
                                1995    115,817    27,796(9)        45,000                  70,467(10)(11)
David K. Sentman,               1997   $145,000   $55,000(12)       20,000(3)              $ 4,750(4)
  Senior Vice President and     1996    135,000    67,500(13)       20,000(6)(14)           14,709(8)(15)
  Chief Financial Officer(16)   1995     65,000    15,600(17)       50,000                  77,007(15)
Terry J. Holmes,                1997   $148,889   $50,000(18)       20,000(3)              $11,017(4)
  Senior Vice President(19)     1996    123,021    60,500(20)       20,000(6)(14)            5,760(8)(15)
                                1995     59,790    10,793(21)       30,000                     -0-
John B. Suranyi,                1997   $131,125   $50,000(22)       20,000(3)              $ 4,750(4)
  Senior Vice President         1996    121,771    62,500(23)       30,000(6)(14)            4,750(8)
                                1995     89,497    10,292(24)       30,000                   2,691(11)
Paul E. Beckelheimer,           1997   $ 85,996   $24,746(25)       13,000(3)              $   875(4)
  Vice President                1996     75,833    15,000(26)        3,000(6)                1,808(8)
                                1995     59,833     4,500(27)       10,000                     388(11)

---------------

 (1) The Company does not have any restricted stock, stock appreciation right or long-term incentive plans.

 (2) This amount represents a pro rata portion of Mr. Hostetler's bonus, which was paid in August 1997, based upon his performance for the period from January 1, 1996 through June 30, 1997. Mr. Hostetler's performance for the remainder of 1997 will be reviewed in June 1998. See "Report of the Board of Directors on Executive Compensation and Stock Option
     Repricing -- Compensation of President and Chief Executive Officer."

 (3) Does not include replacement options granted to the Named Executive Officer in exchange for the cancellation of all outstanding options held by the Named Executive Officer in connection with the Company's repricing of stock options on October 30, 1997. See "Report of the Board of Directors on Executive Compensation and Stock Option Repricing."

 (4) Includes the following contributions made by the Company to the Company's 401(k) plan on behalf of the Named Executive Officers during 1997: Mr. Hostetler -- $3,800, Mr. Sentman -- $4,750, Mr. Holmes -- $4,750, Mr.
     Suranyi -- $4,750, Mr. Beckelheimer -- $875.

 (5) This amount represents a pro rata portion of Mr. Hostetler's bonus, which was paid in August 1997, based upon his performance for the period from January 1, 1996 through June 30, 1997. See "Report of the Board of Directors on Executive Compensation and Stock Option
     Repricing -- Compensation of President and Chief Executive Officer."

 (6) Does not include replacement options granted to the Named Executive Officer in exchange for the cancellation of all outstanding options held by the Named Executive Officer in connection with the Company's repricing of stock options on December 17, 1996.

 (7) Includes $66,666 paid to Mr. Hostetler pursuant to a non-competition provision contained in his original employment agreement with the Company. See "Certain Relationships and Related Transactions".

 (8) Includes the following contributions made by the Company to the Company's 401(k) plan on behalf of the Named Executive Officers during 1996: Mr. Hostetler -- $4,750, Mr. Sentman -- $4,750, Mr. Holmes -- $2,543, Mr.
     Suranyi -$4,750, and Mr. Beckelheimer -- $1,808.

 (9) This amount was paid during 1996 based upon Mr. Hostetler's performance during 1995.

(10) Includes $66,667 that was earned in 1995 pursuant to the non-competition provisions of Mr. Hostetler's original employment agreement. However, payment was actually received by Mr. Hostetler in 1996.

(11) Includes the following contributions made by the Company to the Company's 401(k) plan on behalf of the Named Executive Officers during 1995: Mr. Hostetler -- $3,800, Mr. Suranyi -- $2,691, and Mr. Beckelheimer -- $388.

(12) This amount was paid during 1998 based upon Mr. Sentman's performance during 1997.

(13) Of this amount, $45,000 was paid in 1997 based upon Mr. Sentman's performance during 1996.

(14) 10,000 of such options were granted in 1997 based upon the Named Executive Officer's performance during 1996.

(15) Includes relocation expenses paid by the Company on behalf of the Named Executive Officer.

(16) Mr. Sentman joined the Company on July 1, 1995.

(17) This amount was paid during 1996 based upon Mr. Sentman's performance during 1995.

(18) This amount was paid during 1998 based upon Mr. Holmes' performance during 1997.

(19) Mr. Holmes joined the Company on June 12, 1995.

(20) Of this amount, $38,000 was paid in 1997 based upon Mr. Holmes' performance during 1996.

(21) This amount was paid during 1996 based upon Mr. Holmes' performance during 1995.

(22) This amount was paid during 1998 based upon Mr. Suranyi's performance during 1997.

(23) Of this amount, $40,000 was paid in 1997 based upon Mr. Suranyi's performance during 1996.

(24) This amount was paid during 1996 based upon Mr. Suranyi's performance during 1995.

(25) This amount was paid during 1998 based upon Mr. Beckelheimer's performance during 1997.

(26) This amount was paid during 1997 based upon Mr. Beckelheimer's performance during 1996.

(27) This amount was paid during 1996 based upon Mr. Beckelheimer's performance during 1995.

                         STOCK OPTION GRANTS AND VALUES

     The following table sets forth certain information regarding option grants to the Named Executive Officers during 1997.

                               INDIVIDUAL GRANTS

                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                     PERCENT OF TOTAL                                        ANNUAL RATES OF
                                                         OPTIONS                                        STOCK PRICE APPRECIATION
                              NUMBER OF SECURITIES      GRANTED TO      EXERCISE OR                          FOR OPTION TERM
                               UNDERLYING OPTIONS      EMPLOYEES IN     BASE PRICE                      -------------------------
            NAME                   GRANTED(#)          FISCAL YEAR        ($/SH)      EXPIRATION DATE     5%($)         10%($)
            ----              --------------------   ----------------   -----------   ---------------   ----------    -----------
Robert D. Hostetler.........        75,000(1)              9.8%           $2.000        12/17/2003        $61,065       $142,308
Robert D. Hostetler.........        45,000(2)              5.9%            2.000        12/27/2003         36,639         85,385
Robert D. Hostetler.........        30,000(3)              3.9%            2.000        10/30/2005         20,406         46,294
David K. Sentman............        10,000(4)               --             3.687        02/27/2005         15,010(5)      34,979(5)
David K. Sentman............        10,000(5)              1.3%            2.000        03/15/2004          8,142         18,974
David K. Sentman............        60,000(6)              7.9%            2.000        12/27/2003         48,852        113,846
David K. Sentman............        20,000(3)              2.6%            2.000        10/30/2005         16,284         37,949
Terry J. Holmes.............        10,000(4)               --             3.687        02/27/2005         15,010(5)      34,979(5)
Terry J. Holmes.............        10,000(5)              1.3%            2.000        03/15/2004          8,142         18,974
Terry J. Holmes.............        40,000(6)              5.2%            2.000        12/27/2003         32,568         75,897
Terry J. Holmes.............        20,000(3)              2.6%            2.000        10/30/2005         16,284         37,949
John B. Suranyi.............        10,000(4)               --             3.687        02/27/2005         15,010(5)      34,979(5)
John B. Suranyi.............        10,000(5)              1.3%            2.000        03/15/2004          8,142         18,974
John B. Suranyi.............        50,000(6)              6.5%            2.000        12/27/2003         40,710         94,872
John B. Suranyi.............        20,000(3)              2.6%            2.000        10/30/2005         16,284         37,949
Paul E. Beckelheimer........         3,000(4)               --             3.687        02/27/2005          4,503(5)      10,494(5)
Paul E. Beckelheimer........         3,000(5)                *             2.000        03/15/2004          2,443          5,692
Paul E. Beckelheimer........        13,000(6)              1.7%            2.000        12/27/2003             --             --
Paul E. Beckelheimer........        10,000(3)              1.3%            2.000        10/30/2005          8,142         18,974

---------------

 *  less than one percent

(1) These options were granted to Mr. Hostetler on October 30, 1997 as replacement options in return for cancellation of 75,000 options that were granted to Mr. Hostetler on December 17, 1996 with an exercise price of $6.875 per share. 37,500 of such replacement options vested on December 27, 1997, 18,750 vest on December 27, 1998, and 18,750 vest on December 27, 1999. See "Report of the Board of Directors on Executive Compensation and Option Repricing."

(2) These options were granted to Mr. Hostetler on October 30, 1997 as replacement options in return for cancellation of 45,000 options that were granted to Mr. Hostetler on December 17, 1996 with an exercise price of $6.875 per share. 22,500 of such replacement options vested on December 27, 1997, 11,250 vest on December 27, 1998, and 11,250 vest on December 27, 1999. See "Report of the Board of Directors on Executive Compensation and Option Repricing."

(3) These options were granted on October 30, 1997 with an exercise price of $2.000 per share. Such options vest in increments of 33 1/3% per year beginning on October 30, 1998.

(4) These options were granted on February 27, 1997 with an exercise price of $3.687 per share. All such options were canceled and replaced with new options in connection with the Company's repricing of stock options on October 30, 1997. See "Report of the Board of Directors on Executive Compensation and Stock Option Repricing."

(5) These options were granted on October 30, 1997 as replacement options in return for the cancellation of options that were granted on February 27, 1997 at an exercise price of $3.687. Such options vest in increments of 33 1/3% per year beginning on March 15, 1998.

(6) These options were granted on October 30, 1997 as replacement options in return for cancellation of options that were granted on December 17, 1996 with an exercise price of $6.875 per share. 50% of such replacement options were vested as of December 27, 1997, 25% vest on December 27, 1998, and 25% vest on December 27, 1999. See "Report of the Board of Directors on Executive Compensation and Option Repricing."

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION VALUES TABLE

     The following table sets forth certain information with respect to option exercises by the Named Executive Officers during 1997 and the value of options owned by the Named Executive Officers at December 31, 1997.

                                                                         NUMBER OF
                                                                        SECURITIES        VALUE OF
                                                                        UNDERLYING       UNEXERCISED
                                                                        UNEXERCISED     IN-THE-MONEY
                                                                          OPTIONS          OPTIONS
                                                                       AT FY-END(#)     AT FY-END($)
                                           SHARES                      -------------    -------------
                                         ACQUIRED ON       VALUE       EXERCISABLE/     EXERCISABLE/
                 NAME                    EXERCISE(#)    REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
                 ----                    -----------    -----------    -------------    -------------
Robert D. Hostetler....................      -0-           $-0-        60,000/90,000          *
David K. Sentman.......................      -0-            -0-        30,000/60,000          *
Terry J. Holmes........................      -0-            -0-        20,000/50,000          *
John B. Suranyi........................      -0-            -0-        25,000/55,000          *
Paul E. Beckelheimer...................      -0-            -0-         6,500/19,500          *

---------------

* All of the options held by such Named Executive Officers at December 31, 1997 had an exercise price of $2.000 per share. The closing price of the Company's Common Stock on December 31, 1997, as quoted on the Nasdaq National Market, was $1.25. Thus, none of the options held by such Named Executive Officers were in-the-money at December 31, 1997.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Robert D. Hostetler, President and Chief Executive Officer of the Company. Mr. Hostetler's employment agreement establishes his annual base cash compensation for 1997 at $203,200. After January 1, 1998, Mr. Hostetler's base salary may be increased by the Company in its discretion. The agreement further provides that Mr. Hostetler is eligible to receive an annual cash bonus pursuant to the Company's bonus plan for executive officers. Mr. Hostetler is also eligible to participate in the Company's stock option plan.

     Mr. Hostetler's employment agreement expires on June 30, 1998, unless earlier terminated. The agreement may be terminated by the Company with or without cause at any time without prior notice, and by Mr. Hostetler at any time upon 30 days' prior notice to the Company. The agreement provides that Mr. Hostetler is entitled to receive severance payments equal to six months' base salary in the event the agreement is terminated by the Company without cause. Mr. Hostetler's employment agreement prohibits him from competing with the Company during the period of his employment and for one year thereafter.

     The Company also has an employment agreement with David K. Sentman, Senior Vice President and Chief Financial Officer of the Company. The agreement establishes Mr. Sentman's minimum base salary at $130,000, subject to increases of 5% per year or such other increases as may be approved by the Company. Pursuant to his employment agreement, Mr. Sentman is also eligible to receive a cash bonus with respect to each calendar year of up to 40% of his base salary. Upon commencement of his employment with the Company in August 1995, Mr. Sentman was granted options to purchase 50,000 shares of Common Stock at an exercise price of $12.75 per share and was reimbursed for certain relocation expenses incurred in connection with the commencement of his employment. The Company also provided a relocation loan to Mr. Sentman of up to $180,000, which loan was repaid during 1996. Pursuant to his employment agreement, Mr. Sentman is eligible to participate in all benefit programs established by the Company that are generally applicable to executive officers.

     Mr. Sentman's employment agreement expires on August 10, 1999, unless earlier terminated. The agreement may be terminated by the Company with or without cause at any time without prior notice, and by Mr. Sentman at any time after August 10, 1997 upon 30 days' prior written notice to the Company. The agreement provides that Mr. Sentman is entitled to receive severance payments equal to one year's base salary plus accrued bonus in the event the agreement is terminated without cause, and two year's base salary plus accrued bonus under certain circumstances following a change in control of the Company. The agreement also prohibits Mr. Sentman from competing with the Company for the term of his employment and for one year thereafter.

     The Company also has employment agreements with Terry J. Holmes and John B. Suranyi, each a Senior Vice President of the Company. Each of the employment agreements establishes an annual base salary of $131,500 and provides for base salary increases of at least 5% per year. The agreements also provide that Messrs. Holmes and Suranyi will be eligible to receive annual cash bonuses pursuant to the Company's bonus plan for executive officers and to participate in all benefit programs generally applicable to executive officers. The agreements expire on April 30, 2000, unless earlier terminated. The agreements are terminable by the Company with or without cause at any time and by the employees upon 30 days' prior written notice to the Company. The agreements provide that Messrs. Holmes and Suranyi are entitled to receive severance payments equal to one year's base salary plus accrued bonus in the event the agreements are terminated without cause or in the event of voluntary termination following certain changes in employment conditions. The agreements also prohibit Messrs. Holmes and Suranyi from competing with the Company for their respective terms of employment and for one year thereafter.

                 REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE
                    COMPENSATION AND STOCK OPTION REPRICING

     The Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9) of Regulation S-K.

     All compensation arrangements for the Company's executive management are recommended by the Company's Compensation Committee (the "Committee") and reviewed and approved by the Board of Directors. The Committee formulates the Company's compensation philosophy and establishes the policies, standards and objectives upon which the compensation decisions are based. Pursuant to these policies and criteria, the Committee recommends to the Board of Directors the cash compensation to be paid the Company's executive officers, including the Chief Executive Officer. The Committee also recommends to the Board of Directors the key employees to whom stock options should be granted under the Company's 1990 Stock Option Program, As Amended (the "Plan"), the number of shares covered by each such grant, the exercise or purchase price per share, and the other terms and provisions governing each grant of options under the Plan. The Committee typically meets two or three times per year to review executive management performance and compensation and to recommend bonuses and stock option grants for employees of the Company. The Committee also meets on an as-needed basis to recommend compensation for newly created or expanded executive positions. All cash compensation arrangements and stock option grants recommended by the Committee are subject to approval by the full Board of Directors.

COMPENSATION PHILOSOPHY

     The objectives of the Company's executive compensation policies are to attract, retain and reward highly-skilled executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During 1997, the Company used base salary, executive officer cash bonuses, and stock option grants under the Plan to achieve these objectives. The Board of Directors believes that a substantial portion of the annual compensation of each executive officer should be influenced by the performance of the Company, as well as the individual contribution of each executive officer and the responsibility and authority of each position relative to other positions within the Company. The Board of Directors is also reviewing a number of alternatives to provide retention incentives to certain executives in a distressed environment for the Company.

     Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned annually by the Named Executive Officers to be deductible. Because the total compensation for executive officers of the Company is significantly below the $1 million threshold, the Board of Directors has not yet had to address the issues relative thereto.

BASE SALARY

     The Company's base salary levels are usually recommended by the Committee and approved by the Board of Directors annually for each executive officer. The level of base compensation is intended to be competitive with other comparable positions within the wireless cable and telecommunications industries. Base pay is determined on a case by case basis in relation to the individual's background, experience, accomplishments and market conditions. While the Committee and the Board of Directors consider the low, midpoint and upper ranges of base salaries published by compensation surveys in establishing base salaries of each executive officer of the Company, the Company does not have a policy or target of how each executive officer's base salary, or salaries of executive officers as a group, should compare with the low, midpoint or upper ranges of compensation surveys.

CASH BONUSES

     In addition to base pay, certain executive officers, including the Company's President and Chief Executive Officer, are eligible to receive annual or other cash bonuses. Cash bonuses are typically determined on the basis of a combination of performance criteria including (a) annual personal performance objectives, usually linked substantially to the performance of the Company, that are established at the beginning of the year, (b) the Company's performance compared to its business plan, (c) the Company's performance toward achieving its strategic objectives, and (d) an overall subjective performance evaluation taking into account such factors as the individual's relative contribution to the Company.

     For 1997 the Committee determined that executive officers should be eligible to earn bonuses of up to 45% of base cash compensation based on their performance and the performance of the Company. With the exception of Robert D. Hostetler, the Company's President and Chief Executive Officer, the Committee further determined that for the executive officers (1) approximately one-third of the bonus should be determined objectively by measuring the performance of each executive officer against pre-established operating performance targets,
(2) approximately one-third should be based upon personal performance objectives and (3) approximately one-third should be based upon discretionary factors. The Committee established executive performance targets for 1997 in four areas that were determined by the Board of Directors to be critical to measuring the Company's operating results: earnings before interest, taxes, depreciation and amortization; free cash flow; number of customers; and customer churn levels.

STOCK OPTION GRANTS AND REPRICING

     All executive officers and key employees of the Company are eligible to participate in the Plan. The purpose of the Plan is to provide incentives to management to maximize shareholder value by providing them with opportunities to acquire shares of the Company's Class A Common Stock. Options are granted to executive officers and key employees whom the Board of Directors determines to be responsible for the future growth and success of the Company, based on recommendations of the Committee. The Board believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with the shareholders. Options are granted at the market price of the Company's Class A Common Stock on the date of grant and, consequently, have value only if the price of the Company's Class A Common Stock increases over the exercise price for the period during which the options are exercisable.

     The Committee typically recommends that a stock option be granted under the Plan upon hiring executive officers, subject to a vesting schedule. The size of the initial grant is usually determined with reference to the seniority of the executive officer, the contribution that the executive officer is expected to make to the Company, and comparable equity compensation offered by other companies in the cable or telecommunication industries.

     After the initial stock option grant, the Committee recommends additional grants under the Plan, typically on an annual basis. Such awards are based upon performance criteria similar to those applicable to cash bonus payments and, for approximately the past year, the need to motivate and retain key executives at a time of substantial uncertainty and significant challenges for the Company. From 1996 to approximately mid-1997, the Company also based stock option grants upon target levels of stock option compensation (using Black-Scholes valuation estimates) over a five-year period as a multiple of annual base salaries. After approximately mid-1997, the Committee determined that Black-Scholes valuation estimates had become ineffective as a guide to determine future stock option grants because of the depressed level of the market price for the Company's Class A Common Stock, and the Committee thereafter has relied upon its judgment. In recommending the size of periodic grants, the Committee also considers prior option grants to the executive officer, regardless of whether the options have been exercised, the executive's historical performance, the importance of the executive to the Company and his or her expected future contributions. Exceptions are made to the annual grants and typical vesting schedules when the Board believes, based upon recommenda-tions of the Committee, that additional option grants or accelerated vesting will match special circumstances of the Company or reward the contribution of an executive officer or key employee.

     Prior to December 17, 1996, the Named Executive Officers had been granted, as part of their incentive compensation, options to purchase Class A Common Stock of the Company at prices ranging from $11.75 to $15.00 per share (see "Ten Year Option Repricings"). Subsequent to the grant of such options, the market price of the Company's Class A Common Stock decreased significantly and the Company's financial position weakened. The Board of Directors determined, based upon a recommendation of the Committee, that it was in the best interests of the Company to offer to reprice all outstanding stock options previously granted to key employees (including the Named Executive Officers) under the Plan. In making this determination, the Board of Directors considered that the exercise price of the vast majority of the outstanding options made them of nominal value from the viewpoint of the optionholder, considering the current market price of the Class A Common Stock. The Board of Directors was concerned that the Company might, at this critical point in its development, lose the benefit of a key incentive in its compensation philosophy and, thereby, make it more difficult for the Company to retain talented personnel. By bringing the exercise price of all outstanding options more in line with current market conditions, the Board of Directors believes that the Company's key employees will be more motivated to focus on increasing shareholder value.

     Thus, on December 17, 1996, the Company offered to each optionholder, including the Named Executive Officers, the right to surrender his or her outstanding options to the Company in exchange for the grant of replacement options for a like number of shares of Class A Common Stock at an exercise price of $6.875, the closing price of the Class A Common Stock on the Nasdaq National Market on December 17, 1996. All employees (including the Named Executive Officers) holding options with an exercise price above $6.875 per share surrendered their outstanding options to the Company in exchange for replacement grants.

     At the time of the December 17, 1996 repricing, the Committee also recommended to the Board of Directors that future stock options generally be granted with three-year vesting schedules instead of the five-year vesting schedules previously used by the Company in order to better reflect the dynamic environment of the Company and the wireless industry, and that the options also generally contain an acceleration of one-year vesting in the event of a change in control of the Company.

     Subsequent to the repricing of all outstanding options on December 17, 1996, the market price per share of the Company's Common Stock continued to decrease. For the same reasons as earlier, on October 30, 1997, the Company offered to each optionholder, including the Named Executive Officers, the right to surrender his or her outstanding options to the Company in exchange for the grant of replacement options for a like number of shares of Class A Common Stock at an exercise price of $2.00 per share, the closing price of the Class A Common Stock on the Nasdaq SmallCap Market on October 30, 1997. All employees (including the Named Executive Officers) holding options with an exercise price above $2.00 per share surrendered their outstanding options to the Company in exchange for replacement grants.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The Committee and the Board of Directors review the performance of the Company's President and Chief Executive Officer at least annually. During 1996, pursuant to his employment agreement, Mr. Hostetler received base cash compensation of $190,000. Mr. Hostetler was also eligible to receive a bonus for 1996 to be calculated in the same manner as the bonuses for other executive officers, approximately one-half based upon pre-established operating performance objectives and approximately one-half based upon subjective factors. In March 1997, the Board of Directors and Mr. Hostetler agreed that the final determination of Mr. Hostetler's 1996 bonus would be deferred until his 1996 employment agreement was reviewed in July 1997.

     In July 1997, the Company reviewed both Mr. Hostetler's performance and the desirability of entering into another employment agreement with Mr. Hostetler. The Company offered Mr. Hostetler, and Mr. Hostetler accepted, a new employment agreement through June 30, 1998, at a base compensation of $203,200 per year, and the base salary was made retroactive to January 1, 1997. The Company also granted and paid Mr. Hostetler a cash bonus of $90,000 covering the period from January 1, 1996 through June 30, 1997. In considering the subjective portion of Mr. Hostetler's bonus, the Committee evaluated Mr. Hostetler's 1996 performance in the following areas: aligning the Company with one or more strategic partners in order to provide access to additional technologies, products and capital; improving the Company's liquidity through the sale of certain non-strategic assets and additional equity; developing strategies for implementing wireless digital video and non-video products; retaining certain key employees; and improving the overall management and operating personnel of the Company. In addition, the Committee considered the operating performance of the Company in the first half of 1997 compared to pre-established goals and the contributions by Mr. Hostetler in negotiating an agreement to sell certain assets of the Company to BellSouth Corporation, developing a high-speed Internet access business for launch, and planning the initiation of advanced technology trials. In June 1998, the Committee intends to review Mr. Hostetler's base pay, employment agreement and bonus for the second half of 1997 and the first half of 1998.

     Mr. Hostetler was offered and accepted the opportunity to reprice his stock options as of October 30, 1997, along with all other optionholders. Also on October 30, 1997, the Committee recommended, and the Board of Directors approved, the award of an additional stock option grant under the Plan to Mr. Hostetler to purchase 30,000 additional shares of the Company's Class A Common Stock at an exercise price of $2.00 per share, the closing price of the Class A Common Stock on the Nasdaq SmallCap Market on such date. In making the award, the Board of Directors and the Committee desired to grant additional incentives to Mr. Hostetler to increase shareholder value.

     In setting Mr. Hostetler's base salary, the Board of Directors and the Committee has considered base compensation levels of other chief executive officers in the cable and telecommunications industries, Mr. Hostetler's executive experience and knowledge of the wireless cable industry, and his expected future contribution to the Company. The Board of Directors believes that Mr. Hostetler's base cash compensation level is in the middle of the compensation range for similar positions in the wireless cable industry. Mr. Hostetler also holds a substantial equity participation in the Company through his ownership of Class A Common Stock and the stock option arrangements described above. Thus, a portion of Mr. Hostetler's total compensation is linked directly to the creation of shareholder value.

                                            Respectfully submitted,

                                            The Board of Directors

                                            Donald R. DePriest
                                            Richard F. Seney
                                            James S. Quarforth
                                            Carl A. Rosberg
                                            Robert D. Hostetler
                                            Mitchell R. Hauser
---------------

(1) In determining whether Mr. Hostetler's compensation was comparable to the compensation of other chief executives, the Board of Directors limited its comparison to other companies in the wireless cable industry, a relatively small subset of the telecommunications industry. To date, the Board has believed that such a comparison was more meaningful than a comparison between its compensation levels and the compensation levels of much larger and more highly capitalized companies comprising the telecommunications industry as a whole. Because the wireless cable industry is a relatively new industry, there is no established line of business or industry index. Thus, for purposes of the Stock Performance Graph, the Company compared its stock performance to the Telecommunications Index, which is comprised of companies representing the telecommunications industry as a whole.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                    LENGTH OF
                                           NUMBER OF                                                ORIGINAL
                                           SECURITIES   MARKET PRICE      EXERCISE                 OPTION TERM
                                           UNDERLYING   OF STOCK AT        PRICE          NEW       REMAINING
                                            OPTIONS       TIME OF        AT TIME OF     EXERCISE   AT DATE OF
             NAME                 DATE      REPRICED     REPRICING       REPRICING       PRICE      REPRICING
             ----               --------   ----------   ------------   --------------   --------   -----------
Robert D. Hostetler(1)........  12/17/96     30,000        $6.875         $ 11.75        $6.875       6.17
Robert D. Hostetler...........  12/17/96     15,000         6.875           13.75         6.875       7.00
Robert D. Hostetler...........  12/17/96     75,000         6.875          14.375         6.875       7.00
Robert D. Hostetler...........  10/30/97    120,000         2.000           6.875         2.000       7.13
David K. Sentman(2)...........  12/17/96     50,000         6.875           12.75         6.875       6.50
David K. Sentman..............  12/17/96     10,000         6.875           15.00         6.875       7.36
David K. Sentman..............  10/30/97     10,000         2.000           3.687         2.000       7.33
David K. Sentman..............  10/30/97     60,000         2.000           6.875         2.000       7.13
Terry J. Holmes(3)............  12/17/96     15,000         6.875           13.75         6.875       6.50
Terry J. Holmes...............  12/17/96     15,000         6.875           13.75         6.875       7.00
Terry J. Holmes...............  12/17/96     10,000         6.875           15.00         6.875       7.36
Terry J. Holmes...............  10/30/97     10,000         2.000           3.687         2.000       7.33
Terry J. Holmes...............  10/30/97     40,000         2.000           6.875         2.000       7.13
John B. Suranyi(4)............  12/17/96     15,000         6.875           13.75         6.875       6.50
John B. Suranyi...............  12/17/96     15,000         6.875           13.75         6.875       7.00
John B. Suranyi...............  12/17/96     20,000         6.875           15.00         6.875       7.36
John B. Suranyi...............  10/30/97     10,000         2.000           3.387         2.000       7.33
John B. Suranyi...............  10/30/97     50,000         2.000           6.875         2.000       7.13
Paul E. Beckelheimer(5).......  12/17/96     10,000         6.875           13.75         6.875       7.00
Paul E. Beckelheimer..........  10/30/97      3,000         2.000           6.875         2.000       7.13
Paul E. Beckelheimer..........  10/30/97     10,000         2.000           6.875         2.000       7.13
Paul E. Beckelheimer..........  10/30/97      3,000         2.000           3.687         2.000       7.33

---------------

(1) President and Chief Executive Officer

(2) Senior Vice President and Chief Financial Officer

(3) Senior Vice President

(4) Senior Vice President

(5) Vice President

                         COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the Company's cumulative total shareholder return on its Class A Common Stock for the period during which the Class A Common Stock has been registered under Section 12 of the Exchange Act against the cumulative total return of the Nasdaq Total Return (U.S.) Index (the "Nasdaq Index") and the cumulative total return of the Nasdaq Telecommunications Index (the "Telecommunications Index") for the same period. The graph assumes an investment of $100 on December 10, 1993 (the date on which trading in the Common Stock commenced) in each of the Class A Common Stock and the stocks comprising the Nasdaq Index and the Telecommunications Index, and assumes reinvestment of dividends, if any. Effective October 17, 1997, trading in the Class A Common Stock was transferred from the Nasdaq National Market to the Nasdaq SmallCap Market.

                               PERCENTAGE CHANGE

                                                                                            AMERICAN
               MEASUREMENT PERIOD                      NASDAQ       TELECOMMUNICATIONS    TELECASTING,
             (FISCAL YEAR COVERED)                     INDEX              INDEX               INC.
             ---------------------                     ------       ------------------    ------------
12/10/93                                                 0.00               0.00               0.00
12/31/93                                                 2.79               3.46               0.00
12/31/94                                                 0.48             -13.65             -43.06
12/31/95                                                42.10              13.07             -19.44
12/31/96                                                74.77              15.60             -68.06
12/31/97                                               114.47              70.75             -93.06

            BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

     All compensation arrangements for the Company's executive management are recommended by the Compensation Committee and reviewed and approved by the Board of Directors. Messrs. DePriest, Seney, Quarforth, Rosberg, Hostetler and Hauser are members of the Board of Directors. Mr. Hostetler is President and Chief Executive Officer of the Company. Mr. Hostetler is a Manager on the Board of Managers of the Fresno Partnership and, along with his wife, owns 28% of FTI, which owns 35% of the Fresno Partnership. As of December 31, 1997, the Fresno Partnership owed the Company approximately $8.5 million. See "Certain Relationships and Related Transactions." Messrs. DePriest and Seney are both officers of the Company, but do not receive any compensation from the Company for their services as officers, except for reimbursement of out-of-pocket expenses incurred in connection with certain activities on behalf of the Company. No executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an Investment Agreement dated January 19, 1991, between CFW and the Company, the Company provides certain advisory services to CFW in connection with the development of wireless cable systems developed by CFW in the Commonwealth of Virginia. In return, the Company is entitled to receive payments equal to 10% of the earnings (as defined in the agreement) of each such wireless cable system for a 15-year period after the system has achieved cumulative pre-tax income. CFW currently operates wireless cable systems in Charlottesville and other cities within the Shenandoah Valley, and maintains certain wireless cable channel rights in Richmond and Lynchburg, Virginia. None of such systems have yet achieved cumulative pre-tax income.

     Robert D. Hostetler, President and Chief Executive Officer of the Company, is a Manager on the Board of Managers of the Fresno Partnership and, along with his wife, owns 28% of FTI, which owns 35% of the Fresno Partnership. The Fresno Partnership operates the Company's Fresno, Visalia and Merced wireless cable systems. As of December 31, 1997, the Fresno Partnership owed the Company approximately $8.5 million.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons also are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that are filed with the SEC. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 1997, with the following exceptions: (i) Carl A. Rosberg, a director of the Company, filed a late Form 4 in January 1998, to report the sale of Common Stock in November 1997, and (ii) James S. Quarforth, a director of the Company, filed a Form 4 in January 1998, to report the sale of Common Stock in December 1997, which form was returned by the SEC because it was considered illegible, so the subsequent filing of such Form 4 in February 1998 is considered late.

               PROPOSAL NO. 2 - SELECTION OF INDEPENDENT AUDITORS

     Since 1988, the firm of Arthur Andersen LLP, independent auditors, has examined and reported on the financial statements of the Company. The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent auditors to examine and report on the financial statements of the Company for the fiscal year ending December 31, 1998, subject to stockholder approval.

     During the year ended December 31, 1997, Arthur Andersen LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, and certain accounting advisory services. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of the stockholders.

     Approval of the appointment of Arthur Andersen LLP as independent auditors requires the affirmative vote of the holders of a majority of the shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting. If the appointment is not approved, the Board of Directors will select other independent accountants.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT
                    (ITEM NO. 2 ON THE ENCLOSED PROXY CARD).

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's 1999 Annual Meeting of Stockholders, consistent with rules and regulations of the SEC. Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting should be received by the President of the Company at the above address no later than November 27, 1998, in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters to come before the meeting other than the election of directors, and the proposal to approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the succeeding year. If any other matter should come before the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

     Please sign and return promptly the enclosed proxy card in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ ROBERT D. HOSTETLER

                                            ROBERT D. HOSTETLER
                                            President and Chief Executive
                                            Officer

Dated: March 27, 1998

--------------------------------------------------------------------------------

                           AMERICAN TELECASTING, INC.
                       5575 TECH CENTER DRIVE, SUITE 300
                        COLORADO SPRINGS, COLORADO 80919

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN TELECASTING,
                                      INC.
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 1998.

    The undersigned hereby appoint(s) Robert D. Hostetler, Richard F. Seney and each of them, as proxies to represent and vote the shares held by the undersigned at the Annual Meeting of Stockholders of American Telecasting, Inc. (the "Company") to be held April 23, 1998, or at any adjournments thereof as follows:

DIRECTORS RECOMMEND:  A vote FOR election of directors (proposal 1), and a vote
                      FOR the appointment of Arthur Andersen LLP as independent auditors (proposal 2), all of which have been proposed by the Board of Directors.

1. ELECTION OF DIRECTORS:    [ ] For all nominees     [ ] Withold all nominees

(1) Donald R. DePriest                    (2) Richard F. Seney                      (3) Robert D. Hostetler
(4) Carl A. Rosberg                       (5) Mitchell R. Hauser                    (6) James S. Quarforth

INSTRUCTION:  To withhold authority to vote for any individual nominee place an
              "X" in this box [ ] and strike a line through the nominee's name listed above.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. APPOINTMENT OF INDEPENDENT AUDITORS: The appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

* Note: If any other matters properly come before the meeting or any adjournment thereof, this proxy will be voted according to the judgment of the persons named above as proxies.

All of the above matters are more particularly described in the Company's Proxy Statement dated March 27, 1998, relating to such annual meeting to be held on April 23, 1998, receipt of which is hereby acknowledged.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2 AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.

                                                  Dated                   , 1998
                                                        ------------------

                                                  ------------------------------
                                                            SIGNATURE

                                                  ------------------------------
                                                    SIGNATURE IF HELD JOINTLY

                                                  Signature(s) should correspond
                                                  with the name appearing on the
                                                  label hereon. When signing in
                                                  a fiduciary or representative
                                                  capacity, give full title as
                                                  such. Where more than one
                                                  owner, each should sign.

--------------------------------------------------------------------------------